EXHIBIT 99


                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002



Michael E. DeHaan, Chairman, President and Chief Executive Officer, and Karen M. Wirth, Treasurer of Chesterfield Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Annual Report of the Company on Form 10-K for the year ended June 30, 2002 and that to the best of his or her knowledge:

     1. the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     2. the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.



           September 23, 2002               /s/ Michael E. DeHaan
           ------------------               ---------------------
                  Date                      Michael E. DeHaan
                                            Chairman, President and
                                            Chief Executive Officer


           September 23, 2002               /s/ Karen M. Wirth
           ------------------               ------------------
                 Date                       Karen M. Wirth
                                            Treasurer (Chief Financial Officer)